As filed with the Securities and Exchange Commission on June 4, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Q2 Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2706637
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13785 Research Blvd, Suite 150

Austin, Texas 78750

(512) 275-0072

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew P. Flake

President and Chief Executive Officer

Q2 Holdings, Inc.

13785 Research Blvd, Suite 150

Austin, Texas 78750

(512) 275-0072

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Gilluly III, P.C.	Barry G. Benton
DLA Piper LLP (US)	Senior Vice President, General Counsel
401 Congress Avenue, Suite 2500	Q2 Holdings, Inc.
Austin, Texas 78701	13785 Research Blvd, Suite 150
Austin, Texas 78750

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Non-accelerated filer	☐

Accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	(1)(2)	(1)(2)	(1)(2)	(3)

(1)	Omitted pursuant to Form S-3 General Instruction II(E).
(2)

An indeterminate number of shares of common stock of the registrant, as may be offered hereunder at indeterminate prices, is being registered. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r) under the Securities Act.

Prospectus

Q2 HOLDINGS, INC.

COMMON STOCK

We may issue shares of our common stock from time to time in one or more offerings. This prospectus describes the general terms of our common stock and the general manner in which our common stock will be offered. We will describe the specific manner in which these shares will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus and any applicable prospectus supplement or free writing prospectuses before you invest.

We may offer our shares of common stock in amounts, at prices and on terms determined at the time of offering. The shares may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. In addition, selling stockholders to be named in a prospectus supplement may offer to sell shares of our common stock from time to time in one or more offerings. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “QTWO.” On June 3, 2019, the last reported sale price of our common stock on the New York Stock Exchange was $68.98 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 7 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We or any selling stockholder may offer and sell these shares of our common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters or agents and the terms of the arrangements with such entities will be stated in an accompanying prospectus supplement.

The date of this prospectus is June 4, 2019

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the automatic “shelf” registration process available to “well-known seasoned issuers” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we or any selling stockholder may sell common stock described in this prospectus in one or more offerings. There is no limit on the aggregate amount of the securities we or the selling stockholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders offer securities, we will provide a prospectus supplement and any authorized free writing prospectus that will describe the specific amounts, prices and terms of the offered securities. In the prospectus supplement or free writing prospectus relating to any sales by selling stockholders, we will, among other things, identify the number of shares of our common stock that each of the selling stockholders will be selling. The prospectus supplement and any authorized free writing prospectus may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement and any authorized free writing prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement and authorized free writing prospectus together with additional information described below under “Incorporation by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus, or in any prospectus supplement, is accurate as of any date other than its date regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

“Q2” and its respective logos are our trademarks. Solely for convenience, we refer to our trademarks in this prospectus without the ™ and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to our trademarks. Other service marks, trademarks and trade names referred to in this prospectus or referred to in information incorporated by reference in this prospectus are the property of their respective owners. As noted in this prospectus or in information incorporated by reference in this prospectus, we have included market data and industry forecasts that we obtained from industry publications and other sources. Unless the context requires otherwise, references in this prospectus to “Q2,” the “Company,” “we,” “us,” and “our” refer to Q2 Holdings, Inc. together with its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and proxy statements with the SEC. These filings include our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements on Schedule 14A, as well as any amendments to those reports and proxy statements, and are available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.q2ebanking.com/. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the shares of our common stock being offered by this prospectus. This prospectus, which constitutes part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information about us and the common stock offered, see the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC in other documents, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede such information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, between the date of this prospectus and the date we terminate the offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 19, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC on May 8, 2019;

•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 30, 2019;

•	our Current Reports on Form 8-K, as filed with the SEC on March 12, 2019;

•	our Current Report on Form 8-K/A, filed with the SEC on December 28, 2018; and

•

the description of our common stock contained in our registration statement on Form 8-A as filed with the SEC on March 12, 2014, including any amendments or reports filed for the purpose of updating the description.

We will furnish without charge to you a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your request to: Investor Relations, Q2 Holdings, Inc., 13785 Research Blvd, Suite 150, Austin, Texas 78750, telephone: (512) 275-0072.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, contain “forward-looking statements” that are based on our management’s beliefs and assumptions on information currently available to our management. The statements contained in this prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, that are not purely historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements may also be made in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we authorize for use in connection with this offering. Forward-looking statements may be identified by the use of forward-looking words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “will,” “strategy,” “future,” “likely,” or “would” or the negative of these terms or similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those risks described in this prospectus under the heading “Risk Factors” and the other risks, uncertainties, assumptions and factors specified in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other filings we make with the SEC from time to time. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We claim the protection of the safe harbor provided by the PSLRA for all such forward-looking statements. Furthermore, all such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

In addition, statements that “we believe” and similar statements included in this prospectus and any prospectus supplement or free writing prospectus reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement or the accompanying prospectus or any applicable free writing prospectus, as applicable. Although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

Market and Industry Information

Unless otherwise indicated, information contained in this prospectus or incorporated by reference herein concerning our industry and the markets for our solutions, including our general expectations and market position, market opportunity and market share, is based on information from various sources, surveys and forecasts, and our internal research, on assumptions that we have made, which we believe are reasonable, based on those data and other similar sources and on our knowledge of the markets for our solutions. Sources we refer to in this prospectus or the materials incorporated by reference herein include BauerFinancial, Inc. and Deloitte Touche Tohmatsu Limited. The reports described in this prospectus or the materials incorporated herein by reference represent data, research opinion or viewpoints published, as part of a syndicated or other subscription service, by such publishers. These reports speak as of their original publication date (and not as of the date of this prospectus) and the opinions expressed in such reports are subject to change without notice. Our internal research has not been verified by any independent source, and we have not independently verified any third-party information and cannot assure you of its accuracy or completeness. We believe the market position, market opportunity, and market share information included in this prospectus or the materials incorporated herein by reference is generally reliable. In addition, projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus and in the materials incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates included in this prospectus.

Q2 HOLDINGS, INC.

Q2 is a leading provider of secure, cloud-based digital solutions that transform the ways in which traditional and emerging financial services providers engage with account holders and end users, or End Users. We sell our solutions to regional and community financial institutions, or RCFIs, alternative finance and leasing companies, or Alt-FIs, and financial technology companies, or FinTechs. Our solutions enable our customers to deliver robust suites of digital banking, lending, leasing, and banking as a service, or BaaS, services that make it possible for End Users to transact and engage anytime, anywhere and on any device. Our solutions are often the most frequent point of engagement between our customers and their End Users. As such, we purpose-build our solutions to deliver compelling and consistent End User experiences across digital channels and to drive the success of our customers by optimizing their digital brands and enhancing End User acquisition, retention and engagement.

RISK FACTORS

Investing in our common stock involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any shares of common stock offered under this prospectus for general corporate purposes including working capital, capital expenditures, potential acquisitions and strategic transactions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from any sale of shares of common stock offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering. We will not receive any proceeds from sales by selling stockholders.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of shares of common stock. Information about any selling stockholders, where applicable, including but not limited to their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws and the Delaware General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are on file with the SEC. See “Where You Can Find More Information.”

General

Our amended and restated certificate of incorporation authorizes us to issue up to 150,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are, and all shares of common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

As of March 31, 2019, 44,115,636 shares of our common stock were outstanding.

As of March 31, 2019, options to purchase 2,381,787 shares of our common stock at a weighted average exercise price of $20.40 per share were outstanding.

As of March 31, 2019, 1,984,040 shares of our common stock were issuable upon the vesting of restricted stock units outstanding and 415,316 shares of our common stock were issuable upon the vesting of market stock units outstanding.

Undesignated Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in control of our common stock without further action by our stockholders and may adversely affect the market price of our common stock. As of March 31, 2019, no shares of our preferred stock were outstanding.

Registration Rights

We are party to an amended and restated investors’ rights agreement with certain of our stockholders. The amended and restated investors’ rights agreement grants such stockholders certain registration rights, which include demand registration rights, piggyback registration rights and short-form registration rights, with respect to shares of our common stock.

Anti-Takeover Provisions Under Our Charter and Bylaws and Delaware Law

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. This ability and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Limitations on the Ability of Stockholders to Act by Written Consent or Call a Special Meeting

We have provided in our amended and restated certificate of incorporation that our stockholders may not act by written consent. This inability of our stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.

In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called only by the chairperson of our board of directors, the chief executive officer or a majority of the board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. However, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Classified Board

Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board of directors is divided into three classes with staggered three-year terms. As a result, one class (i.e., approximately one-third of our board of directors) will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time-consuming for stockholders to replace a majority of the directors on a classified board. We have proposed for approval at our annual meeting of stockholders to be held on June 11, 2019, and our board of directors has recommended, proposals to amend our certificate of incorporation to declassify our board of directors, however, such proposals may not be approved by the sufficient number of stockholders required to adopt such amendments.

Board Vacancies Filled Only by Majority of Directors

Vacancies and newly created seats on our board of directors may be filled only by a majority of the number of then-authorized members of our board of directors. Only our board of directors may determine the number of directors. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but we believe that these provisions promote a continuity of existing management.

No Cumulative Voting

Delaware law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation provides that there shall be no cumulative voting and our amended and restated bylaws do not expressly provide for cumulative voting.

Directors Removed Only for Cause

Our amended and restated certificate of incorporation provides for the removal of a director only with cause and by the affirmative vote of the holders of at least 66-2/3% of the shares then entitled to vote at an election of our directors.

Amendment of Charter Provisions

The amendment of the provisions in our amended and restated certificate of incorporation requires approval by holders of at least 66-2/3% of our outstanding capital stock entitled to vote generally in the election of directors (in addition to any rights of the holders of our outstanding capital stock to vote on such amendment under Delaware law). The amendment of the provisions in our amended and restated bylaws requires approval by either a majority of our board of directors or holders of at least 66-2/3% of our outstanding capital stock entitled to vote generally in the election of directors (in addition to any rights of the holders of our outstanding capital stock to vote on such amendment under Delaware law). We have proposed for approval at our annual meeting of stockholders to be held on June 11, 2019, and our board of directors has recommended, proposals to amend our certificate of incorporation to eliminate the supermajority voting requirement for amendments to our certificate of incorporation and our bylaws, however, such proposals may not be approved by the sufficient number of stockholders required to adopt such amendments.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware law, which regulates corporate acquisitions of publicly held companies. This law provides that a specified person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the outstanding voting stock of a publicly held Delaware corporation or an interested stockholder, may not engage in business combinations with the company for a period of three years after the date on which the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in advance in a manner prescribed by Delaware law. This law does not include interested stockholders prior to the time our common stock was listed on the New York Stock Exchange. The law defines the term “business combination” to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders. This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With the approval of our stockholders, we could amend our amended and restated certificate of incorporation in the future to avoid the restrictions imposed by this anti-takeover law.

The provisions of Delaware law and our amended and restated certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations on Liability and Indemnification of Directors and Officers

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

In addition, our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. We also are expressly required to advance certain expenses to our directors and officers and are permitted to carry directors’ and officers’ insurance providing indemnification for our directors and officers for certain liabilities.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements will provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We believe that these amended and restated certificate of incorporation and bylaws provisions and indemnification agreements as well as our maintaining directors’ and officers’ liability insurance help to attract and retain qualified persons as directors and officers.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “QTWO.”

PLAN OF DISTRIBUTION

We and any selling stockholders may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. Shares of our common stock may be sold separately or together:

•	to or through one or more underwriters, brokers or dealers;

•	through agents; and/or

•	directly to one or more purchasers.

Shares of our common stock may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of our common stock being offered by this prospectus.

We may sell shares of our common stock directly to one or more purchasers, or to or through underwriters, dealers or agents or through a combination of those methods. The related prospectus supplement will set forth the terms of each offering, including:

•	the name or names of any agents, dealers, underwriters or investors who purchase the shares of common stock;

•	the purchase price of the shares of common stock being offered and the proceeds we will receive from the sale;

•	the amount of any compensation, discounts, commissions or fees to be received by the underwriters, dealer or agents;

•	any options under which underwriters may purchase additional shares of common stock from us;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which such shares of common stock may be listed;

•	the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

•	the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market prices of the shares of common stock.

Offers to purchase shares of our common stock being offered by this prospectus may be solicited directly. In addition, agents to solicit offers to purchase shares of our common stock may be designated from time to time. Shares of our common stock being offered by this prospectus may be sold by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for shares of our common stock or to or through a market maker. Any agent involved in the offer or sale of shares of our common stock will be named in a prospectus supplement.

If a dealer is utilized in the sale of shares of our common stock being offered by this prospectus, shares of our common stock will be sold to the dealer, as principal. The dealer may then resell shares of our common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of shares of our common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of shares of our common stock to the public. In connection with the sale of shares of our common stock, we, any selling stockholders or the purchasers of shares of our common stock for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell shares of our common stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

The applicable prospectus supplement will provide any compensation paid to underwriters, dealers or agents in connection with the offering of shares of our common stock and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of shares of our common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of shares of our common stock may be deemed to be underwriting discounts and commissions. Agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof may be entered into. In the event that an offering made pursuant to this prospectus is subject to FINRA Rule 5121, the prospectus supplement will comply with the prominent disclosure provisions of that rule.

Shares of our common stock may or may not be listed on a national securities exchange. To facilitate the offering of shares of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of shares of our common stock. This may include over-allotments or short sales of shares of our common stock, which involves the sale by persons participating in the offering of more shares of our common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares of common stock. In addition, these persons may stabilize or maintain the price of shares of our common stock by bidding for or purchasing shares of our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of our common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of shares of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Underwriters, dealers or agents may be authorized to solicit offers by certain purchasers to purchase shares of our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Derivative transactions may be entered into with third parties, or shares of our common stock not covered by this prospectus may be sold to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell shares of our common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of our common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use shares of our common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, shares of our common stock may be otherwise loaned or pledged to a financial institution or other third party that in turn may sell shares of our common stock short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in shares of our common stock or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us or any selling stockholders, or perform services for us or any selling stockholders, in the ordinary course of business.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the acquisition, or the Cloud Lending Acquisition, of Cloud Lending, Inc., a Delaware corporation, or Cloud Lending, by the Company, through its wholly owned subsidiary, Q2 Software, Inc., pursuant to an Agreement and Plan of Merger dated as of August 6, 2018, by and among the Company, Cloud Lending, and the shareholders of Cloud Lending. Pursuant to the Agreement and Plan of Merger, the Company paid approximately $107.3 million in cash upon closing for all outstanding equity interests in Cloud Lending.

The unaudited pro forma combined financial information primarily gives effect to the following adjustments:

•	Application of the acquisition method of accounting in connection with the business combination to reflect the fair value of the purchase consideration; and

•	Stock compensation granted to Cloud Lending’s management team in connection with the business combination.

The unaudited pro forma combined statement of operations for the year ended December 31, 2018 is presented herein. The unaudited pro forma combined statement of operations combines the historical results of the Company and Cloud Lending for the year ended December 31, 2018, and gives effect to the business combination as if it occurred on January 1, 2018. The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Cloud Lending Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined entity’s results.

The unaudited pro forma combined statement of operations presented is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined statement of operations is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination occurred as of the dates indicated or what the results would be for any future periods.

The unaudited pro forma combined statement of operations was prepared in accordance with Article 11 of Regulation S-X. The Cloud Lending Acquisition has been reflected in the unaudited pro forma combined statement of operations as a business combination using the acquisition method of accounting, in accordance with Accounting Standards Codification, or ASC, Topic 805, “Business Combinations,” under accounting principles generally accepted in the United States, or GAAP. Under these accounting standards, the total purchase consideration was calculated as described in Note 2 to the unaudited pro forma combined financial information.

The pro forma adjustments are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes herein.

The unaudited pro forma combined statement of operations is derived from the historical financial statements of the Company and Cloud Lending, and should be read in conjunction with (1) the accompanying notes to the unaudited pro forma combined statement of operations, (2) the Company’s audited financial statements and related footnotes for the fiscal year ended December 31, 2018 included in the Company’s Annual Report on Form 10-K, filed with the SEC on February 19, 2019, and (3) Cloud Lending’s audited financial statements and related footnotes for the fiscal years ended December 31, 2017 and December 31, 2016, included as Exhibit 99.1 within the Company’s Current Report on Form 8-K/A, filed with the SEC on December 28, 2018.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those that are reflected in the unaudited pro forma combined statement of operations due to many factors, including the effects of incremental costs incurred to integrate the two companies. The unaudited pro forma combined statement of operations does not reflect any cost savings, or associated costs to achieve such savings, from operating efficiencies, synergies, or other restructuring that may result from the acquisition.

Q2 HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Historical		Pro Forma Adjustment (Note 3)		Pro Forma Combined
	Year Ended December 31,
	2018	2018
	Q2	Cloud Lending
Revenues	$239,000	$13,658	$(2,013)	(a)	$250,644
Cost of revenues	119,329	13,164	4,884	(b), (c)	137,377

Gross profit	119,671	493	(6,897)		113,267
Operating expenses:
Sales and marketing	47,267	7,727	229	(c)	55,223
Research and development	50,508	4,024	162	(c)	54,694
General and administrative	44,577	5,364	62	(c)	50,003
Acquisition related costs	4,145	—	(2,638)	(d)	1,507
Amortization of acquired intangibles	1,177	—	2,645	(b)	3,822
Unoccupied lease charges	658	—	—		658

Total operating expenses	148,332	17,115	459		165,906

Loss from operations	(28,661)	(16,622)	(7,356)		(52,639)
Other income (expense):
Change in fair value of derivative put liability	—	(2,994)	2,994	(e)	—
Interest and other income	2,811	—	—		2,811
Interest and other expense	(9,971)	(4,822)	4,822	(f)	(9,971)

Total other income (expense), net	(7,160)	(7,816)	7,816		(7,160)

Loss before income taxes	(35,821)	(24,438)	460		(59,799)
Benefit from (provision for) income taxes	1,104	(2,800)	4,277	(g)	8,180

Net loss	$(34,717)	$(21,638)	$4,736		$(51,619)

Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale investments	24	—	—		24
Foreign currency translation adjustment	—	78	—		78
Comprehensive loss	$(34,693)	$(21,560)	$4,736		$(51,517)

Net loss per common share, basic and diluted	$(0.81)				$(1.21)
Weighted average common shares outstanding:
Basic and diluted	42,797				42,797

See accompanying Notes to unaudited pro forma combined statement of operations

Note 1—Basis of Pro Forma Presentation

The historical combined statement of operations has been adjusted to give effect to pro forma events that are (i) directly attributable to the merger, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma adjustments are based on estimates of the fair values and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the merger.

The unaudited pro forma combined statement of operations included herein was derived from the Company’s and Cloud Lending’s historical consolidated financial statements, which were both prepared in accordance with GAAP. In order to conform the Cloud Lending historical consolidated financial statements to our financial statement presentation, we have reclassified certain line items within the Cloud Lending historical consolidated financial statements. Reclassifications mainly relate to conforming the names of the financial statement line items from Cloud Lending’s to the Company’s presentation.

The unaudited pro forma combined statement of operations has been prepared using the Company’s significant accounting policies as set forth in the audited consolidated financial statements for the fiscal year ended December 31, 2018, as updated in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Based on the procedures performed to date, the accounting policies of Cloud Lending are similar in most material respects to the Company’s accounting policies. Cloud Lending adopted ASC Topic 606, “Revenue from Contracts with Customers” and Subtopic 340-40, “Other Assets and Deferred Costs—Contracts with Customers,” as of January 1, 2018, the same date as the Company’s adoption of these standards, and accordingly no pro forma adjustments were required to conform Cloud Lending’s accounting policies with the Company’s. The adoption did not have a material impact on revenue recognition but did have an impact on the capitalization and amortization of sales commissions and implementation costs, which were previously expensed as incurred.

Note 2—Purchase Consideration and Purchase Price Allocation

The total purchase price is as follows (in thousands):

Preliminary Purchase Consideration
Cash purchase price	$107,293
Estimated working capital and other adjustments	970
Fair value contingent consideration	16,862

Total purchase price	$125,125

At closing, the Company deposited into an escrow account $10.5 million of the initial consideration, or Escrow Amount, to compensate for any breach of a representation or warranty or any violation or default of any obligation by the sellers subsequent to the acquisition during a period of 18 months following the acquisition date. To the extent not utilized, the Escrow Amount shall be paid to the former shareholders of Cloud Lending at the end of the 18 month period unless there are any unresolved claims remaining at that time.

Certain former shareholders of Cloud Lending also have the right to receive in the aggregate up to an additional $59.5 million based upon satisfaction of certain financial milestones. As of December 31, 2018, the estimated fair value of the contingent consideration related to the potential earnout payment was $16.9 million. Following the Cloud Lending Acquisition, the Company owns all of the outstanding equity interests of Cloud Lending.

The acquisition resulted in the identification of goodwill and intangible assets, including customer relationships, non-compete agreements, trademarks, and acquired technology. The fair value of the intangible assets was based on the income approach using various methods such as with and without, relief from royalty, and multi-period excess earnings. Intangible assets are amortized on a straight-line basis over their estimated useful lives, ranging from five to ten years. For the non-compete agreements, the estimated useful life is based upon the term of each individual agreement with certain former shareholders of Cloud Lending.

Note 3—Unaudited Pro Forma Combined Statement of Operations Adjustments

Purchase Accounting Pro Forma Adjustments:

a)	Reflects a reduction in revenue of $2.0 million related to the estimated fair value of the acquired deferred revenue during the fiscal year ended December 31, 2018.

b)

Reflects an adjustment for the year ended December 31, 2018, for amortization expense related to the fair value of identified intangible assets with definite lives. Amortization of the intangible assets has been included in the historic results starting on the acquisition date. Since the pro forma results of operations require the transaction to be reflected as if it occurred on January 1, 2018, a pro forma adjustment has been recorded to account for the incremental amortization. The intangible assets are amortized on a straight-line basis over the useful lives of the assets. The amount of amortization expense included in cost of revenues in the pro forma combined statement of operations was $4.6 million for the year ended December 31, 2018. The amount of amortization expense included in operating expenses in the pro forma combined statement of operations was $2.6 million for the year ended December 31, 2018.

c)

Reflects an adjustment to record total stock compensation charges of $0.7 million related to restricted stock units granted by the Company to Cloud Lending employees and officers for the year ended December 31, 2018, for awards granted to Cloud Lending employees subject to future service requirements subsequent to the closing. The compensation expense is expected to be recorded as follows within the respective expense lines:

	Year ended December 31, 2018
	Cost of revenues	Sales and marketing	Research and development	General and administrative
Reversal of Cloud Lending’s historical stock-based compensation expense	$(439)	$(353)	$(250)	$(95)
Post-combination stock-based compensation expense	724	582	412	156

Net stock-based compensation expense adjustment	$285	$229	$162	$61

d)	Reflects an adjustment to remove the impact of transactions expenses incurred for the year ended December 31, 2018 related to the Cloud Lending acquisition.

e)	Reflects settlement of derivative put liability associated with the convertible notes settled in the acquisition.

f)

Reflects the elimination of $4.8 million of historical interest expense during the year ended December 31, 2018, associated with Cloud Lending’s debt repaid by the Company in connection with the acquisition.

g)

Reflects an adjustment to record a reduction in the valuation allowance associated with the recording of intangible assets and deferred revenue at fair value associated with the acquisition of Cloud Lending.

LEGAL MATTERS

The validity of shares of our common stock offered by this prospectus will be passed upon for us by DLA Piper LLP (US), Austin, Texas. If the validity of the shares of common stock is also passed upon by counsel for the underwriters of an offering of those shares of common stock, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Q2 Holdings, Inc. appearing in Q2 Holdings, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Cloud Lending, Inc. and its subsidiaries as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this Prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor (the report on the consolidated financial statements contains explanatory paragraph regarding the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

Common stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Q2 in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Item	Amount to be Paid
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accountants’ fees and expenses		**
Printing expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rule 456(b) and 457(r) under the Securities Act.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of directors and officers.

Limitation on liability and indemnification of directors and officers

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

In addition, our amended and restated certificate of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law. We also are expressly required to advance certain expenses to our directors and officers and are permitted to carry directors’ and officers’ insurance providing indemnification for our directors and officers for certain liabilities.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against (i) any and all expenses and liabilities, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements will provide for the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We believe that these amended and restated certificate of incorporation and bylaws provisions and indemnification agreements as well as our maintaining directors’ and officers’ liability insurance help to attract and retain qualified persons as directors and officers.

See also the undertakings set out in response to Item 17 herein.

Item 16.	Exhibits.

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.

2.1(1)	Stock Purchase Agreement, dated July 31, 2015, by and among Q2 Software, Inc., Centrix Solutions, Inc., all shareholders of Centrix Solutions, Inc. and Timothy Schnell, as Agent.

2.2(2)	Agreement and Plan of Merger, dated August 6, 2018, by and among the Registrant, Montana Merger Subsidiary, Inc., Cloud Lending, Inc. and Fortis Advisors, LLC, as a equity holder representative.

3.1(3)	Fourth Amended and Restated Certificate of Incorporation of Q2 Holdings, Inc.

3.2(3)	Amended and Restated Bylaws of Q2 Holdings, Inc.

4.1(4)	Third Amended and Restated Investors’ Rights Agreement, dated March 1, 2013

5.1	Opinion of DLA Piper LLP (US) regarding the validity of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of BDO USA LLP, independent auditors for Cloud Lending, Inc.

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages hereto).

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 31, 2015.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 8, 2015.
(3)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193911), filed with the Securities and Exchange Commission on March 6, 2014.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-193911), filed with the Securities and Exchange Commission on February 12, 2014.
*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on June 4, 2019.

Q2 HOLDINGS, INC.
By:	/s/ Matthew P. Flake
Matthew P. Flake Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Q2 Holdings, Inc. hereby constitutes and appoints each of Matthew P. Flake and Jennifer N. Harris, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matthew P. Flake Matthew P. Flake	Chief Executive Officer; Director (Principal Executive Officer)	June 4, 2019

/s/ Jennifer N. Harris Jennifer N. Harris	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2019

/s/ R.H. Seale, III R.H. Seale, III	Executive Chairman of the Board of Directors	June 4, 2019

/s/ R. Lynn Atchison R. Lynn Atchison	Director	June 4, 2019

/s/ Jeffrey T. Diehl Jeffrey T. Diehl	Director	June 4, 2019

/s/ Charles T. Doyle Charles T. Doyle	Director	June 4, 2019

/s/ Michael J. Maples, Sr. Michael J. Maples, Sr.	Director	June 4, 2019

Name	Title	Date

/s/ James R. Offerdahl James R. Offerdahl	Director	June 4, 2019

/s/ Carl James Schaper Carl James Schaper	Director	June 4, 2019